EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Akorn, Inc.
Lake Forest, Illinois

We hereby consent to the incorporation by reference into this Registration Statement of Akorn, Inc. on Form S-8 of our report dated March 13, 2008, relating to the consolidated financial statements appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

/s/ BDO Seidman, LLP

Chicago, Illinois
May 21, 2010